Exhibit 2

                     Revised and Effective November 12, 2004

                  BY-LAWS OF FUND ASSET MANAGEMENT MASTER TRUST

      These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing Fund Asset Management Master Trust (the "Trust"), dated July 7, 2000, as from time to time amended (the "Declaration"). All words and terms capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration. In case of any inconsistency between the Declaration and these By-Laws, the Declaration shall control.

                                   ARTICLE I
                                HOLDERS' MEETINGS

      Section 1.1 Chairman. The President shall act as chairman at all meetings of the Holders, or the Trustees present at each meeting may elect a temporary chairman for the meeting, who may be a Trustee.

      Section 1.2 Proxies; Voting. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in the Trust or any Series (as the context may require), all as provided in Article IX of the Declaration. No proxy shall be valid after eleven
(11) months from the date of its execution, unless a longer period is expressly stated in such proxy. The Trustees may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable Holders entitled to vote at any meeting to appoint a proxy to vote such Holders' Shares at such meeting.

      Section 1.3 Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, the Trustees may from time to time fix a record date in the manner provided in Section 9.3 of the Declaration. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the record date for determining Holders entitled to notice of or to vote at the meeting of Holders shall be the later of (i) the close of business on the day on which the notice of meeting is first mailed to any Holder; or (ii) the thirtieth day before the meeting.

      Section 1.4 Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Trustees, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and


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tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all Inspectors of Election. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

      Section 1.5 Records at Holders' Meetings; Inspection of Records. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Trust during normal business hours and for any purpose not harmful to the Trust.

                                   ARTICLE II
                                    TRUSTEES

      Section 2.1 Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held on such notice at such place or places and times as the Trustees may by resolution provide from time to time.

      Section 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, by oral, telegraphic, telephonic or written notice duly served on or sent or mailed to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.

      Section 2.3 Chairman; Records. When and if the Trustees deem such action to be necessary or appropriate, they may elect a Chairman from among the Trustees. The Chairman shall preside at meetings of the Holders and of the Trustees; and he shall have such other powers and duties as may be prescribed by the Trustees. In the absence of the Chairman, the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

                                  ARTICLE III
                                    OFFICERS

      Section 3.1 Executive Officers. The executive officers of the Trust shall be a President, a Secretary and a Treasurer. If the Trustees shall elect one or more Vice Presidents, each such Vice President shall be an executive officer. Any two or more executive offices, except those of President and Vice President, may be held by the same person. A person holding


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

more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Trust shall be elected at each annual meeting of Trustees.

      Section 3.2 Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable. The President may also appoint, rename, or fix the duties, compensations or terms of office of one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be necessary or appropriate to facilitate management of the Trust's affairs.

      Section 3.3 Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the President, Secretary, Chief Accounting Officer, Chief Financial Officer or Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

      Section 3.4 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

      Section 3.5 Authority and Duties. All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Trustees or by the President acting under authority delegated by the Trustees pursuant to
Section 3.2 of these By-Laws.

      Section 3.6 President. The President shall be the chief executive officer of the Trust. He shall have general and active management of the activities of the Trust, shall see to it that all orders, policies and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to any Vice President of the Trust such of his powers and duties as President and at such times and in such manner as he shall deem advisable. In the absence or disability of the Chairman, or if there be no Chairman, the President shall preside at all meetings of the Holders and of the Trustees; and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Trustees may from time to time prescribe. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority


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

and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

      Section 3.7 Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the activities of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the president may deem to be advisable. If there be more than one Vice President, the Trustees may designate one as the Executive Vice President, in which case he shall be first in order of seniority, and the Trustees may also grant to other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of the President, the Vice President, or, if there be more than one, the Vice Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other powers and perform such other duties as from time to time may be prescribed by the President or by the Trustees.

      Section 3.8 Assistant Vice President. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Trustees or by the President acting under authority delegated by the Trustees pursuant to Section
3.2 of these By-Laws.

      Section 3.9 Secretary. The Secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Holders, the Trustees and any committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust and, when authorized by the Trustees, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed attested by his signature as Secretary or by the signature of an Assistant Secretary; (d) perform any other duties commonly incident to the office of secretary in a business trust organized under the laws of the State of Delaware; and (e) in general, perform such other duties as from time to time may be assigned to him by the President or by the Trustees.

      Section 3.10 Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Trustees or by the President, shall in the absence or disability of the Secretary exercise the powers and perform the duties of the Secretary, and he or they shall perform such other duties as the Trustees, the President or the Secretary may from time to time prescribe.

      Section 3.11 Treasurer. The Treasurer shall be the chief financial officer of the Trust. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and each Series, shall deposit all monies and other valuable effects in the name and to the credit of the Trust and each Series in such depositories as may be designated by the Trustees, and shall render to the Trustees and the President, at regular meetings of the Trustees or whenever they or the President may require it, an account of all his transactions as


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

Treasurer and of the financial condition of the Trust and each Series. Certain of the duties of the Treasurer may be delegated to a chief accounting officer.

      If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust.

      Section 3.12 Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Trustees or by the President, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or they shall perform such other duties as the Trustees, the President or the Treasurer may from time to time prescribe.

      Section 3.13 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.1 Depositories. Subject to Section 7.1 of the Declaration, the funds of the Trust and each Series shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

      Section 4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

      Section 4.3 Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

                                   ARTICLE V
                        NON-TRANSFERABILITY OF INTERESTS

      Section  5.1  Non-Transferability  of  Interests.  Except as  provided  in
Section 5.6 of the Declaration, Interests shall not be transferable. Except as otherwise provided by law, the Trust and each Series shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owner of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust and each Series shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.


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

      Section 5.2 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

                                   ARTICLE VI
                       AMENDMENT; LIMITATION OF LIABILITY

      Section 6.1  Amendment and Repeal of By-Laws.  In accordance  with Section
2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

      Section 6.2 Limitation of Liability. The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or the By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust, any Series or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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